UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, the Company obtained amendments to its senior credit facility, a copy of which is attached hereto as Exhibit 99.1. The amendments provide, among other things, for approximately $46 million of additional borrowings, for the elimination of scheduled amortization payments during the term of the facility, elimination of most financial covenants, relaxation of the trailing twelve months Consolidated EBITDA covenant and modifications to covenants for the maximum capital expenditures and leverage ratios for permitted acquisitions, expansion of the amount of non-core asset sale proceeds to be retained by the Company and enhancement of existing call protection for the lenders as well as the extension of such call protection to include outstanding amounts of the Company’s revolving loan facility. A press release announcing the amendments, dated February 1, 2006, is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exibit 99.1 Sixth Amendment to Credit Agreement
Exhibit 99.2 Press Release dated February 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

February 1, 2006	By:	Gordon A. Ulsh

Name: Gordon A. Ulsh
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sixth Amendment to Credit Agreement
99.2	Press Release dated February 1, 2006